Exhibit 99.1

Designated Filer:	Warburg Pincus Private Equity X O&G, L.P.
Issuer & Ticker Symbol:	Laredo Petroleum, Inc. [LPI]
Date of Event Requiring Statement:	March 26, 2015

Explanation of Responses:

(1)                                 This Form 4 is filed on behalf of Warburg Pincus Private Equity X O&G, L.P., a Delaware limited partnership (“WP X O&G”). Warburg Pincus X, L.P., a Delaware limited partnership (“WP X”), is the general partner of each of WP X O&G and Warburg Pincus X Partners, L.P., a Delaware limited partnership (“WP X Partners”). Warburg Pincus X GP, L.P., a Delaware limited partnership (“WP X GP”), is the general partner of WP X. WPP GP LLC, a Delaware limited liability company (“WPP”), is the general partner of WP X GP and Warburg Pincus IX GP L.P., a Delaware limited partnership (“WP IX GP”). WP IX GP is the general partner of Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (“WP IX”). Warburg Pincus Partners, L.P., a Delaware limited partnership (“WP Partners”), is the managing member of WPP. Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WP GP Partners”), is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WP GP Partners (WP X O&G, WP X, WP X Partners, WP X GP, WPP, WP IX GP,  WP IX, WP Partners, WP GP Partners, and WP, collectively, the “Warburg Pincus Reporting Persons”).

WP X is the general partner of Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (“WP X LP”). WP X LP is the sole shareholder of WP Antero TopCo, Inc., a Delaware corporation (“TopCo”).

(2)                                 On March 26, 2015, after receiving HSR approval, WP X O&G acquired an aggregate of 24,527,098 shares of common stock of Laredo Petroleum, Inc. (f/k/a Laredo Petroleum Holdings, Inc.) (“Common Stock” and such entity, the “Company”), pursuant to a stock purchase agreement, dated as of March 5, 2015, with Topco and certain affiliates named thereto (the “Stock Purchase Agreement”), at a price of $11.05 per share. WP X O&G was an existing shareholder of the Company and held 15,636,559 shares of Common Stock of the Company prior to the consummation of the transactions contemplated by the Stock Purchase Agreement.

(3)                                 WP X Partners was an existing shareholder of the Company prior to the consummation of the transactions contemplated by the Stock Purchase Agreement and currently owns 1,291,411 shares of Common Stock of the Company.

(4)                                 WP IX was an existing shareholder of the Company prior to the consummation of the transactions contemplated by the Stock Purchase Agreement and currently owns 46,215,059 shares of Common Stock of the Company.

(5)                                 By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Warburg Pincus Reporting Persons and certain affiliates may be deemed to be beneficial owners of 87,670,127 shares of Common Stock of the Company held collectively by WP X O&G, WP X Partners and WP IX.

Due to the limitations on the number of Reporting Persons allowed on Form 4, Topco, Warburg Pincus LLC, a New York limited liability company (“WP LLC”) and manager of each of WP X O&G, WP X Partners and WP IX, and certain other affiliated funds, who may be deemed to hold beneficial ownership in the shares of Common Stock of the Company, report such beneficial ownership on separate Forms 4.

Pursuant to Rule 16a-1(a)(4) of the Exchange Act, each of the Warburg Pincus Reporting Persons, other than WP IX, WP X O&G and WP X Partners, herein states that this Form 4 shall not be deemed an admission that it is the beneficial owner of any of the shares of Common Stock of the Company reported in this Form 4. Each of the Warburg Pincus Reporting Persons disclaims beneficial ownership of the Common Stock of the Company, except to the extent it has a pecuniary interest in such shares of Common Stock of the Company.

Solely for the purposes of Section 16 of the Exchange Act, each of WP X O&G, WP X, WP X Partners, WP X GP, WPP, WP IX GP, WP IX, WP Partners, WP GP Partners, and WP may be deemed a director-by-deputization by virtue of Peter R. Kagan and James R. Levy, managing directors of WP LLC, serving as members of the board of directors of the Company.

Information with respect to each of the Warburg Pincus Reporting Persons is given solely by such Warburg Pincus Reporting Person, and no Warburg Pincus Reporting Person has responsibility for the accuracy or completeness of information supplied by another Warburg Pincus Reporting Person.

Exhibit 99.2 - Joint Filer Information

Joint Filers:

1. Name:	Warburg Pincus Private Equity X O&G, L.P.
Address:	450 LEXINGTON AVENUE
New York, NY 10017

2. Name:	Warburg Pincus X Partners, L.P.
Address:	450 LEXINGTON AVENUE
New York, NY 10017

3. Name:	Warburg Pincus X, L.P.
Address:	450 LEXINGTON AVENUE
New York, NY 10017

4. Name:	Warburg Pincus X GP L.P.
Address:	450 LEXINGTON AVENUE
New York, NY 10017

5. Name:	WPP GP LLC
Address:	450 LEXINGTON AVENUE
New York, NY 10017

6. Name:	Warburg Pincus Partners, L.P.
Address:	450 LEXINGTON AVENUE
New York, NY 10017

7. Name:	Warburg Pincus Partners GP LLC
Address:	450 LEXINGTON AVENUE
New York, NY 10017

8. Name:	Warburg Pincus & Co.
Address:	450 LEXINGTON AVENUE
New York, NY 10017

9. Name:	Warburg Pincus Private Equity IX L.P.
Address:	450 LEXINGTON AVENUE
New York, NY 10017

10. Name:	Warburg Pincus IX GP L.P.
Address:	450 LEXINGTON AVENUE
New York, NY 10017

Exhibit 99.3 - Joint Filers’ Signatures

WARBURG PINCUS PRIVATE EQUITY X O&G, L.P.
By: Warburg Pincus X, L.P., its General Partner
By: Warburg Pincus X GP L.P., its General Partner
By: WPP GP LLC, its General Partner
By: Warburg Pincus Partners, L.P., its Managing Member
By: Warburg Pincus Partners GP LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Robert B. Knauss	Date:	March 26, 2015
Name: Robert B. Knauss
Title: Partner

WARBURG PINCUS X PARTNERS, L.P.
By: Warburg Pincus X, L.P., its General Partner
By: Warburg Pincus X GP L.P., its General Partner
By: WPP GP LLC, its General Partner
By: Warburg Pincus Partners, L.P., its Managing Member
By: Warburg Pincus Partners GP LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Robert B. Knauss	Date:	March 26, 2015
Name: Robert B. Knauss
Title: Partner

WARBURG PINCUS X, L.P.
By: Warburg Pincus X GP L.P., its General Partner
By: WPP GP LLC, its General Partner
By: Warburg Pincus Partners, L.P., its Managing Member
By: Warburg Pincus Partners GP LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Robert B. Knauss	Date:	March 26, 2015
Name: Robert B. Knauss
Title: Partner

WARBURG PINCUS X GP L.P.
By: WPP GP LLC, its General Partner
By: Warburg Pincus Partners, L.P., its Managing Member
By: Warburg Pincus Partners GP LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Robert B. Knauss	Date:	March 26, 2015
Name: Robert B. Knauss
Title: Partner

WARBURG PINCUS PRIVATE EQUITY IX, L.P.
By: Warburg Pincus IX GP L.P., its General Partner
By: WPP GP LLC, its General Partner
By: Warburg Pincus Partners, L.P., its Managing Member
By: Warburg Pincus Partners GP LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Robert B. Knauss	Date:	March 26, 2015
Name: Robert B. Knauss
Title: Partner

WARBURG PINCUS IX GP L.P.
By: WPP GP LLC, its General Partner
By: Warburg Pincus Partners, L.P., its Managing Member
By: Warburg Pincus Partners GP LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Robert B. Knauss	Date:	March 26, 2015
Name: Robert B. Knauss
Title: Partner

WPP GP LLC
By: Warburg Pincus Partners, L.P., its Managing Member
By: Warburg Pincus Partners GP LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Robert B. Knauss	Date:	March 26, 2015
Name: Robert B. Knauss
Title: Partner

WARBURG PINCUS PARTNERS, L.P.
By: Warburg Pincus Partners GP LLC, its General Partner
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Robert B. Knauss	Date:	March 26, 2015
Name: Robert B. Knauss
Title: Partner

WARBURG PINCUS PARTNERS GP LLC

By:  Warburg Pincus & Co., its Managing Member

By:	/s/ Robert B. Knauss	Date:	March 26, 2015
Name: Robert B. Knauss
Title: Partner

WARBURG PINCUS & CO.

By:	/s/ Robert B. Knauss	Date:	March 26, 2015
Name: Robert B. Knauss
Title: Partner